SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2003

                            CELL BIO-SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

                                          New York
(State or Other Jurisdiction of Incorporation)

                                             0-30440
(Commission File Number)

                                         22-3537927
(IRS Employer Identification No.)

      Suite 40, 1010 University Avenue, San Diego, CA 92103
(Address of Principal Executive Offices) (Zip Code)

                                          (619) 227-0164
(Registrant's Telephone Number, Including Area Code)

            FIRST INDIA DIVERSIFIED HOLDINGS, INC.
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 22, 2003, the Company held a Special Meeting of Shareholders at its headquarters in San Diego, California. At this meeting the shareholders approved changing the name of the corporation to Cell Bio-Systems, Inc. and reverse splitting the common stock with one new share common share being issued for each four old shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Bio-Systems, Inc.
a New York corporation

By: Marc Pilkington
Marc Pilkington
President

DATED: August 26, 2003